***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

Exhibit 10.4

[Amylin Letterhead]

February 14, 2011

Mallinckrodt Inc

675 McDonnell Blvd.

St. Louis, Missouri 63134

Attn: Tim Nieters

Re:	Exenatide Manufacturing Agreement between Amylin Pharmaceuticals, Inc. (“Amylin”) and Mallinckrodt Inc. (“Mallinckrodt”) effective October 1, 2003, as amended (the “Agreement”)

Dear Tim:

This letter will serve as confirmation of the agreement between Amylin and Mallinckrodt that notwithstanding anything to the contrary in the Agreement, including, without limitation, Section 2.3, Amylin shall be obligated to purchase from Mallinckrodt (except to the extent Mallinckrodt does not accept a Purchase Order pursuant to Paragraph 2.2 of the Agreement) only the amounts set in the forecast attached herein as Exhibit A during the eighth Contract Year ([***]) and the ninth Contract Year ([***]). As a consequence of the immediately preceding sentence, and notwithstanding Section 2.3 of the Agreement, Amylin will be required to purchase [***] of Product during the eighth Contract Year ([***]), it being the understanding of Amylin and Mallinckrodt that the intent of the amendments to the Agreement contemplated by this paragraph is only to alter the timing of Amylin’s purchases and not the total volume of Product that Amylin is required to purchase during the eighth and ninth Contract Years ([***]). The quantities and delivery dates for purchases of Product in the eighth and ninth Contract Years are summarized in the following chart:

Quantity ([***])	Delivery Date
[***]	[***]
[***]	[***]
[***]	[***]

In addition, Amylin and Mallinckrodt agree that notwithstanding anything to the contrary set forth in the Agreement, including, without limitation Section 2.4, the price per [***] for Product purchased in the eighth Contract Year ([***]) and ninth Contract Year ([***]) will be $[***].

ID: 23177	*** Confidential Treatment Requested

In addition to the specific amendment to the Agreement set forth in the immediately preceding paragraph of this letter, and notwithstanding the sixty (60) day payment terms mandated by Section 2.7 of the Agreement, payment for the [***] ([***]) of Product to be delivered on [***] (as set forth in the chart above) shall be due no earlier than [***] and no later than [***]. Except as specifically set forth in the immediately preceding sentence, payment for all other amounts of Product shall be in accordance with the requirements of Section 2.7.

Except as expressly set forth above, the terms and conditions of the Agreement will continue in full force and effect in accordance with its terms. The terms and conditions of this amendment letter will be deemed to be incorporated into and made a part of the Agreement effective as of January 1, 2011. Defined terms used herein, if not otherwise defined, shall have the meanings ascribed to them in the Agreement.

If you agree to the above, please have an authorized representative of Mallinckrodt execute both copies of this letter where indicated below and return one fully executed original to the attention of Chris Allbritain at the address set forth above.

Sincerely,

AMYLIN PHARMACEUTICALS, INC.

By:	/s/ Paul Marshall

Name:	Paul Marshall

Title:	Sr Vice President, Operations

Date:	Feb. 15, 2011

Acknowledged and agreed:

MALLINCKRODT INC., a Covidien company

By:	/s/ Eric T. Evans

Name:	Eric T. Evans

Title:	VP, GM Global APIs

Date:	Feb. 18, 2011

ID: 23177	*** Confidential Treatment Requested

EXHIBIT A

[Forecast Attached]

[***]

ID: 23177	*** Confidential Treatment Requested